Exhibit 10(d)

SANDY SPRING  BANK  DIRECTORS’  DEFERRED  FEE  PLAN

Amended and  Restated  January  1,  2009  Purpose

The purpose  of  this  Sandy  Spring  Bank  Directors’  Deferred  Fee  Plan  (the  “Plan”)  is  to  provide  a  deferred  compensation  opportunity  to  directors  of  Sandy  Spring  Bank  (the  “Bank”).  The  Plan  is  intended  to  be  unfunded  for  tax  purposes  and  to  comply  with  the  requirements  of  Section  409A  of  the  Internal  Revenue  Code  of  1986,  as  amended  (the  “Code”).  This  Plan  is  also  the  successor  to  certain  Directors’  Fee  Deferral  Agreements  previously  entered  into  with  certain  directors  (collectively  referred  to  as  the  “Prior  Agreements”).  Specifically,  this  document  (the  “409A  Program”)  amends  and  restates  the  Prior  Agreements,  effective  as  of  January  1,  2005,  and  it  sets  forth  the  terms  of  the  Prior  Agreements  that  are  applicable  to  deferrals  that  are  subject  to  Section  409A  of  the  Code,  i.e.,  deferrals  (and  earnings  thereon)  credited  after  December  31,  2004.  Other  deferrals  (i.e.,  deferrals  prior  to  December  31,2004)  under  the  Non-Qualified  Deferred  Compensation  Agreements  shall  be  governed  by  separate  documents  that  set  forth  the  terms  of  the  pre-409A  terms.

Article 1 Definition

Whenever used  in  this  Plan,  the  following  words  and  phrases  shall  have  the  meanings  specified:

Bank means  Sandy  Spring  Bank.

Change in Control means  a “change in ownership,” a “change  in effective control” or a “change in  ownership  of  a  substantial  portion  of  assets,”  as  such  terms  are  defined  for  purposes  of  Section  409A  of  the  Code.

Code means  the  Internal  Revenue  Code  of  1986,  as  amended.

Director means  a  member  of  the  Board  of  Directors  of  the  Bank.

Deferral Account  means  the  Bank’s  accounting  of  the  Participant’s  accumulated  Deferrals  plus  accrued  earnings.

Deferral Election  Form  means  the  Form  attached  as  Exhibit  1.

Deferrals means  the  amount  of  Fees  that  a  Participant  elects  to  defer  according  to  this  Plan.

Fees means  the  total  director  fees  payable  to  a  Director.  Participant  means  Director  who  participates  in  the  Plan.  Effective  Date  means  January  1,  2005.

Plan Year  means  the  calendar  year.

Separation from  Service  means,  the  Participant’s  death  or  the  effective  date  of  the  Participant’s  “Separation  from  Service”  within  the  meaning  of  Section  409A  of  the  Code.

Article 2  Deferral  Election

2.1                 Timing  of  Election;  Deferral  Amount.  A  Participant  shall  make  a  deferral  election  under  the  Plan  by  filing  with  the  Bank  a  signed  Deferral  Election  Form  within  the  deadlines  established  by  the  Bank,  provided  that,  except  as  provided  below,  in  no  event  shall  such  an  election  be  made  after  the  last  day  of  the  Plan  Year  preceding  the  Plan  Year  in  which  the  services  giving  rise  to  the  Fees  to  be  deferred  are  to  be  performed.  A  Participant  may  elect  to  defer  up  to  one  hundred  (100)  percent  of  Fees  expected  to  be  earned  during  a  Plan  Year.

2.2                 First  Year  of  Eligibility;  Deferral  of  Bonuses.  Notwithstanding  Section  2.1  of  the  Plan,  if  and  to  the  extent  permitted  by  the  Bank,  in  the  case  of  the  first  Plan  Year  in  which  a  Participant  becomes  eligible  to  participate  in  the  Plan,  the  Participant  may  make  a  deferral  election  at  times  other  than  those  permitted  above,  provided  that  such  election  is  made  no  later  than  thirty  (30)  days  after  the  date     the  Participant  becomes  eligible  to  participate  in  the  Plan.  Such  election  will  apply  only  with  respect  to  Fees  attributable  to  services  performed  after  the  date  the  election  is  made.

2.3                 Election  Changes.  A  Participant  may  not  change  his  or  her  deferral  election  that  is  in effect for  a  Plan  Year,  unless  permitted  by  the  Bank  in  compliance  with  Section  409A  of  the  Code.

2.4                 Validity  of  Elections.  The  Bank  reserves  the  right  to  determine  the  validity  of  all  deferral  elections  made  under  the  Plan  in  accordance  with  the  requirements  of  applicable  law,  including  Section  409A  of  the  Code.  If  the  Bank,  in  its  sole  discretion,  determines  that  an  election  is  not  valid  under  applicable  law,  the  Bank  may  treat  the  deferral  election  as  null  and  void,  and  cause  the  Bank  to  pay  Compensation  to  the  affected  Participant  without  regard  to  the  Participant’s  deferral  election.  By  way  of  example  and  not  limitation,  if  the  Bank  determines  that  a  deferral  election  should  have  been  made  at  a  time  that  is  earlier  than  the  time  it  is  actually  made  (even  if  such  election  would  otherwise  comply  with  the  terms  of  the  Plan),  the  Bank  will  have  the  right  to  disregard  such  election  and  to  have  the  Bank  pay  the  Compensation  to  the  affected  Participant  without  regard  to  the  Participant’s  deferral  election.

Article 3  Deferral  Account

3.1                 Establishing  and  Crediting.  The  Bank  shall  establish  a  Deferral  Account  on  its  books  for  each  participating  Participant  and  shall  credit  to  the  Deferral  Account  the  following  amounts:

3.1.1                                Deferrals.  The  Fees  deferred  by  the  Participant  as  of  the  time  the  Fees  would  have  otherwise  been  paid  to  the  Participant.

3.1.2.                               Interest.  Interest  is  to  be  accrued  on  the  account  balance  at  a  rate  of  interest  that  is  equal  to  120%  of  the  long-term Applicable Federal Rate, adjusted  monthly,  as  published  each  month by the Internal  Revenue Service  and  available  at  www.irs.gov. 1

3.2                 Statement  of  Accounts.  The  Bank  shall  provide  to  the  Participant,  within  one  hundred  twenty  (120)  days  after  the  end  of  each  Plan  Year,  a  statement  setting  forth  the  Deferral  Account  balance  as  of  the  end  of  such  Plan  Year.

3.3                 Accounting  Device  Only.  The  Deferral  Account  is  solely  a  device  for  measuring  amounts  to  be  paid  under  this  Plan.  The  Deferral  Account  is  not  a  trust  fund  of  any  kind.  The  Participant  is  a  general  unsecured  creditor  of  the  Bank  for  the  payment  of  benefits.  The  benefits  represent  the  mere

1  As amended by resolution of the board of directors on  February  25,  2009.

promise of  the  Bank  to  pay  such  benefits.  The  Participant’s  rights  are  not  subject  in  any  manner  to  anticipation,  alienation,  sale,  transfer,  assignment,  pledge,  encumbrance,  attachment,  or  garnishment  by  the  Participant’s  creditors.

Article 4  Payment  of  Benefits

4.1                 Separation  from  Service  Benefit.  Upon  Separation  from  Service  for  any  reason,  the  Bank  shall  pay  to  the  Participant  the  benefit  described  in  this  Section  4.1  in  lieu  of  any  other  benefit  under  the  Plan.

4.1.1            Amount  of  Benefit.  The  benefit  under  this  Section  4.1  is  the  Deferral  Account  balance  at  the  Participant’s  Separation  from  Service.

4.1.2            Payment  of  Benefit.  The  Bank  shall  pay  the  benefit  under  this  Section  4.1  to  the  Participant  on  the  Bank’s  first  payroll  date  after  the  six  month  anniversary  of  the  Participant’s  Separation  from  Service.

4.2                 Change  of  Control  Benefit.  Upon  a  Change  in  Control,  the  Bank  shall  pay  to  the  Participant  the  benefit  described  in  this  Section  4.2.

4.2.1            Amount  of  Benefit.  The  benefit  under  this  Section  4.2  is  the  Deferral  Account  balance  at  the  Change  of  Control.

4.2.2            Payment  of  Benefit.  The  Bank  shall  pay  the  benefit  under  this  Section  4.2  to  the  Participant  in  a  lump  sum  within  ten  (10)  days  following  a  change  in  control.

4.3                 Death  During  Active  Service.  If  the  Participant  dies  while  in  active  service  of  the  Bank,  the  Bank  shall  pay  to  the  participant’s  beneficiary  the  benefit  described  in  this  Section  4.3.

4.3.1            Amount  of  Benefit.  The  benefit  under  this  Section  4.3  is  the  Deferral  Account  balance  at  the  date  of  the  Participant’s  death.

4.3.2            Payment  of  Benefit.  The  Bank  shall  pay  the  benefit  to  the  beneficiary  in  a  single  lump  sum  payment  within  sixty  (60)  days  of  the  Participant’s  death.

4.4                 Unforeseeable  Emergency  Distribution.  Upon  the  Bank’s  determination  (following  petition  by  the  Participant)  that  the  Participant  has  suffered  an  unforeseeable  emergency  as  described below, the  Bank  shall  (i)  terminate  the  then  effective  deferral  election  of  the  Participant  to  the  extent  permitted  under  Section  409A  of  the  Code,  and  (ii)  distribute  to  the  Participant  all  or  a  portion  of  the  Deferral  Account  balance  as  determined  by  the  Bank,  but  in  no  event  shall  the  distribution  be  greater  than  the  amount  determined  by  the  Bank  that  is  necessary  to  satisfy  the  unforeseeable  emergency  plus  amounts  necessary  to  pay  taxes  reasonably  anticipated  as  a  result  of  the  distribution,  after  taking  into  account  the  extent  to  which  the  unforeseeable  emergency  is  or  may  be  relieved  through  reimbursement  or  compensation  by  insurance  or  otherwise  or  by  liquidation  of  the  Participant’s  assets  (to  the  extent  the  liquidation  of  assets  would  not  itself  cause  severe  financial  hardship);  provided,  however,  that  such  distribution  shall  be  permitted  solely  to  the  extent  permitted  under  Section  409A  of  the  Code.  For  purposes  of  this  Section,  “unforeseeable  emergency”  means  a  severe  financial  hardship  to  the  Participant  resulting  from  (a)  an  illness  or  accident  of  the  Participant,  the  Participant’s  spouse  or  a  dependent  (as  defined          in  Section  152(a)  of  the  Code)  of  the  Participant,  (b)  a  loss  of  the  Participant’s  property  due  to  casualty,    or  (c)  other  similar  extraordinary  and  unforeseeable  circumstances  arising  as  a  result  of  events  beyond      the  control  of  the  Participant,  each  as  determined  to  exist  by  the  Bank.

Article 5

Claims and  Review  Procedures

5.1                 Claims  Procedure.  The  Bank  shall  notify  any  person  or  entity  that  makes  a  claim  against  the  Agreement  (the  “Claimant”)  in  writing  within  ninety  (90)  days  of  Claimant’s  written  application  for  benefits,  of  his  or  her  eligibility  or  non-eligibility  for  benefits  under  the  Agreement.  If  the  Bank  determines  that  the  Claimant  is  not  eligible  for  benefits  or  full  benefits,  the  notice  shall  set  forth  (1)  the  specific  reasons  for  such  denial,  (2)  specific  reference  to  the  provisions  of  the  Agreement  on  which  the  denial        is  based,  (3)  a  description  of  any  additional  information  or  material  necessary  for  the  Claimant  to  perfect  his  or  her  claim  and  a  description  of  why  it  is  needed  and  (4)  an  explanation  of  the  Agreement’s  claims  review  procedure  and  other  appropriate  information  as  to  the  steps  to  be  taken  if  the  Claimant  wishes        to  have  the  claim  reviewed.  If  the  Bank  determines  that  there  are  special  circumstances  requiring  additional  time  to  make  a  decision,  the  Bank  shall  notify  the  Claimant  of  the  special  circumstances  and  the  date  by  which  a  decision  is  expected  to  be  made,  and  may  extend  the  time  for  up  to  ninety  (90)  days.

5.2                 Review  Procedure.  If  the  Claimant  is  determined  by  the  Bank  not  to  be  eligible  for  benefit,  or  if  the  Claimant  believes  that  he  or  she  is  entitled  to  greater  or  different  benefits,  the  Claimant  shall  have  the  opportunity  to  have  such  claim  reviewed  by  the  Bank  by  filing  a  petition  for  review  with  the  Bank  within  sixty  (60)  days  after  receipt  of  the  notice  issued  by  the  Bank.  Said  petition  shall  state  the  specific  reasons  which  the  Claimant  believes  entitle  him  or  her  to  benefits  or  to  greater  or  different  benefits.  Within  sixty  (60)  days  after  receipt  by  the  Bank  of  the  petition,  the  Bank  shall  afford  the  Claimant  (and  counsel,  if  any)  an  opportunity  to  present  his  of  her  position  to  the  Bank  verbally  or  in  writing,  and  the  Claimant  (or  counsel)  shall  have  the  tight  to  review  the  pertinent  documents.  The  Bank  shall  notify  the  Claimant  of  its  decision  in  writing  within  the  60-day  period  stating  specifically  the  basis  of  its  decision,  written  in  a  manner  calculated  to  be  understood  by  the  Claimant  and  the  specific  provisions  of  the  Agreement  on  which  the  decision  is  based.  If,  because  of  the  need  for  a  hearing,  the  60-  day  period  is  not  sufficient,  the  decision  may  be  deferred  for  up  to  another  sixty  (60)  days  at  the  election  of  the  Bank,  but  notice  of  this  deferral  shall  be  given  to  the  Claimant.

Article 6  Amendments  and  Termination

6.1                 Termination.  Although  the  Bank  anticipates  that  it  will  continue  the  Plan  for  an  indefinite  period  of  time,  there  is  no  guarantee  that  the  Bank  will  continue  the  Plan  or  will  not  terminate  the  Plan  at  any  time  in  the  future.  Accordingly,  the  Bank  reserves  the  right  to  discontinue  its  sponsorship  of  the  Plan  and/or  to  terminate  the  Plan  at  any  time  with  respect  to  any  or  all  of  the  Participants,  by  action  of  its  full  Board  of  Directors.  The  termination  of  the  Plan  shall  not  adversely  affect  any  Participant’s  or  beneficiary’s  right  to  receive  the  payment  of  any  benefits  under  the  Plan  as  of  the  date  of  termination,  including  the  right  of  the  Participant  or  beneficiary  to  be  paid  Plan  benefits  accrued  through  the  date  of termination  in  accordance  with  the  Plan  terms  and  the  Participant’s  distribution  elections  in  effect  at  the  time  of  termination.

6.2                 Amendment.  The  Bank  may,  at  any  time,  amend  or  modify  the  Plan  in  whole  or  in  part,  by  action  of  its  full  Board  of  Directors;  provided,  however,  that  no  amendment  or  modification  shall  be  effective  to  decrease  or  restrict  the  rights  of  a  Participant  is  his  or  her  Deferral  Account  in  existence  at  the  time  the  amendment  or  modification  is  made,  including  the  right  to  be  paid  Plan  benefits  accrued  through  the  date  of  the  amendment  or  modification  in  accordance  with  the  Plan  terms  and  the  Participant’s  distribution  elections  in  effect  at  the  time  of  the  amendment  or  modification.

Article 7  Miscellaneous

7.1                 Binding  Effect.  This  Plan  shall  bind  each  participating  Participant  and  the  Bank  and  their  respective  beneficiaries,  survivors,  executors,  administrators  and  transferees.

7.2                 No  Guarantee  of  Service.  This  Plan  is  not  a  contract  for  service.  It  does  not  give  a  Participant  the  right  to  remain  in  the  service  of  the  Bank,  nor  does  it  interfere  with  the  Bank’s  right  to  replace  a  Participant.  It  also  does  not  require  a  Participant  to  remain  in  the  service  of  the  Bank  nor  interfere  with  the  Participant’s  right  to  terminate  service  at  any  time.

7.3                 Non-Transferability.  Benefits  under  this  Plan  cannot  be  sold,  transferred,  assigned,  pledged,  attached  or  encumbered  in  any  manner.

7.4                 Tax  Withholding.  The  Bank  shall  withhold  any  taxes  that  are  required  to  be  withheld  from  the  benefits  provided  under  this  Plan.

7.5                 Applicable  Law.  The  Plan  and  all  rights  hereunder  shall  be  governed  by  the  laws  of  Maryland,  except  to  the  extent  preempted  by  federal  law.

7.6                 Unfunded  Arrangement.  Each  Participant  and  any  beneficiary  of  such  Participant  are  general  unsecured  creditors  of  the  Bank  for  the  payment  of  benefits  under  this  Plan.  The  benefits  represent  the  mere  promise  by  the  Bank  to  pay  such  benefits.  The  rights  to  benefits  are  not  subject  in  any  manner  to  anticipation,  alienation,  sale,  transfer,  assignment,  pledge,  encumbrance,  attachment,  or  garnishment  by  creditors.  Any  insurance  on  a  Participant’s  life  is  a  general  asset  of  the  Bank  to  which  the Participant and  the  Participant’s  beneficiary  have  no  preferred  or  secured  claim.

7.7                 Reorganization.  The  Bank  shall  not  merge  or  consolidate  into  or  with  another  entity,  or  reorganize,  or  sell  substantially  all  of  its  assets  to  another  entity,  firm,  or  person  unless  such  succeeding  or  continuing  entity,  firm,  or  person  agrees  to  assume  and  discharge  the  obligations  of  the  Bank  under  this  Plan.  Upon  the  occurrence  of  such  event,  the  term  “Bank”  as  used  in  this  Plan  shall  be  deemed  to  refer  to  the  successor  or  survivor  entity.

7.8                 Entire  Agreement.  This  Plan  constitutes  the  entire  agreement  between  the  Bank  and  a  participating  Participant  as  to  the  subject  matter  hereof.  No  rights  are  granted  to  a  Participant  by  virtue  of  this  Plan  other  than  those  specifically  set  forth  herein.

7.9                 Administration.  The  Board  of  Directors  of  the  Bank  shall  have  powers  which  are  necessary  to  administer  this  Plan,  including  but  not  limited  to:

(a)                  Interpreting  the  provisions  of  the  Plan;

(b)                 Establishing  and  revising  the  method  of  accounting  for  the  Plan;

(c)                  Maintaining  a  record  of  benefit  payments;  and

(d)                 Establishing  rules  and  prescribing  any  forms  necessary  or  desirable  to  administer  the  Plan.

7.10              Prohibited  Acceleration/Distribution  Timing.  This  Section  shall  take  precedence  over  any  other  provision  of  the  Plan  to  the  contrary.  No  provision  of  this  Plan  shall  be  followed  if  following  the  provision  would  result  in  the  acceleration  of  the  time  or  schedule  of  any  payment  from  the  Plan  (i)  as  would  require  income  tax  to  a  Participant  prior  to  the  date  on  which  the  amount  is  distributable  to  or  on  behalf  of  the  Participant  under  Article  4  or  (ii)  which  would  result  in  penalties  to  the  Participant  under

Section 409A  of  the  Code.  In  addition,  if  the  timing  of  any  distribution  election  would  result  in  any  tax  or  other  penalty  (other  than  ordinarily  payable  Federal,  state  or  local  income  or  payroll  taxes),  which  tax  or  penalty  can  be  avoided  by  payment  of  the  distribution  at  a  later  time,  then  the  distribution  shall  be  made  (or  commence,  as  the  case  may  be)  on  (or  as  soon  as  practicable  after)  the  first  date  on  which  such  distributions  can  be  made  (or  commence)  without  such  tax  or  penalty.

7.11              Aggregation  of  Employers.  To  the  extent  required  under  Section  409A  of  the  Code,  if  the  Bank  is  a  member  of  a  controlled  group  of  corporations  or  a  group  of  trades  or  business  under  common  control  (as  described  in  Section  414(b)  or  (c)  of  the  Code),  all  members  of  the  group  shall  be  treated  as  a  single  employer  for  purposes  of  whether  there  has  occurred  a  Separation  from  Service  and  for  any  other  purposes  under  the  Plan  as  Section  409A  of  the  Code  shall  require.

7.12              Designation  of  Beneficiary(ies).  Each  Participant  shall  have  the  right  to  designate  a beneficiary or  beneficiaries  (including  contingent  beneficiaries)  to  receive  any  benefits  payable  upon  the  death  of  a  Participant.  No  such  designation  shall  be  effective  unless  completed  and  submitted  in  accordance  with  rules  and  procedures  established  by  the  Bank  for  this  purpose.  In  the  absence  of  an  effective  beneficiary  designation,  the  Participant’s  designated  beneficiary  shall  be  assumed  to  be  the  Participant’s  surviving  spouse  or,  if  none,  the  Participant’s  estate.

7.13              Special  Transition  Rule  for  Certain  Participants.  This  Plan  is  also  intended  as  the  successor  to  the  Prior  Agreements  (for  amounts  deferred  after  December  31,  2004).  The  opening  Deferral  Account  balance  of  each  such  Participant  who  participates  in  this  Plan  shall  be  equal  to  the  Participant’s  account  balance  under  the  Prior  Agreement  as  of  the  date  immediately  preceding  the  Effective  Date.  Accordingly,  a  Participant’s  first  deferral  election  under  this  Plan,  if  any,  shall  be  for  the  Plan  Year  ending  December  31,  2009.

7.14              Compliance  with  Section  409A  of  the  Code.  Despite  any  contrary  provision  of  this  Agreement,  if,  when  a  Participant’s  service  terminates,  the  Participant  is  a  “specified  employee,”  as  defined  in  Section  409A  of  the  Code,  and  if  any  payments  under  this  Plan  will  result  in  additional  tax  or  interest  to  the  Participant  because  of  Section  409A  of  the  Code,  the  Participant  shall  not  be  entitled  to  the such payments  until  the  earliest  of  (i)  the  date  that  is  at  least  six  months  after  termination  of  the  Participant’s  employment  for  reasons  other  than  the  Participant’s  death,  (ii)  the  date  of  the  Participant’s  death,  or  (iii)  any  earlier  date  that  does  not  result  in  additional  tax  or  interest  to  the  Participant  under  Section  409A  of  the  Code.  If  any  provision  of  this  Agreement  would  subject  the  Participant  to  additional  tax  or  interest  under  Section  409A  of  the  Code,  the  Bank  shall  reform  the  provision.  However,  the  Bank  shall  maintain  to  the  maximum  extent  practicable  the  original  intent  of  the  applicable  provision  without  subjecting  the  Participant  to  additional  tax  or  interest.

EXHIBIT 1

SANDY SPRING  BANK  DIRECTORS’  DEFERRED  FEE  PLAN

DEFERRAL ELECTION  FORM

Deadline for  Completion:

PARTICIPANT INFORMATION  (Please  Print)

Name:                                                                                                                                                      Social  Security                                                                                                                      Number:                                                                                                                                                    Address:          Telephone  Number:

ELECTION TO  DEFER

I hereby  elect  to  reduce  my  Compensation  to  be  earned  during  the  period  January  1,  ,  through  December  31,   ,  by  the  percentage(s)  and/or  amount(s)  indicated  below.  I  understand  that  the  amount  indicated  below  will  be  credited  to  my  Deferral  Account  under  the  Plan.

Bank Board  Fees:                                               (up  to  100%)

I acknowledge  that  I  have  been  offered  an  opportunity  to  participate  in  the  Plan.  I  will  participate  in  the  Plan  in  accordance  with  my  elections  on  this  form.

I understand  that  any  election  under  this  Plan  is  subject  to  all  of  the  applicable  terms  of  the  Plan.  I  acknowledge  that  the  election  made  herein  will  continue  until  the  end  of  the  above  indicated  calendar  year,  unless  subsequently  changed  by  me,  pursuant  to  rules  contained  in  the  Plan.  I  hereby  acknowledge

(a) that  my  Plan  benefits  are  subject  to  the  claims  of  the  Bank’s  creditors  should  the  Bank  become  bankrupt  or  insolvent,  and  (b)  that  a  copy  of  the  Plan  document  and  has  been  provided  to  me.  All  capitalized  terms  not  defined  in  this  Deferral  Election  Form  shall  have  the  same  meaning  as  indicated  in  the  Plan.

Date:                                                         Signature:

EXHIBIT 2

SANDY SPRING  BANK  DIRECTORS’  DEFERRED  FEE  PLAN

BENEFICIARY DESIGNATION

PARTICIPANT INFORMATION  (Please  Print)

Name:                                                                                                                                                      Social  Security                                                                                                                      Number:                                                                                                                                                   Address:          Telephone  Number:

BENEFICIARY DESIGNATION

I hereby  revoke  any  prior  designations  of  death  benefit  beneficiary/ies  under  the  Plan,  and  I  hereby  designate  the  following  beneficiary/ies  to  receive  any  benefit  payable  on  account  of  my  death  under  the  Plan,  subject  to  my  right  to  change  this  designation  and  subject  to  the  terms  of  the  Plan:

A.                  Primary  Beneficiary/ies

Name/Address/Telephone

Relationship to  Participant

% of  Plan  Benefit  Date  of  Birth

Social Security  Number

B.                   Contingent  Beneficiary/ies  (Will  receive  indicated  portions  of  Plan  benefit  if  no  Primary  Beneficiary/ies  survive  the  Participant)

Name/Address/Telephone

Relationship to  Participant

% of  Plan  Benefit  Date  of  Birth

Social Security  Number

I acknowledge  that  I  have  been  given  a  copy  of  the  Plan  and  I  agree  that  the  above  elections  and designations are  subject  to  all  of  the  terms  of  the  Plan.  All  capitalized  terms  not  defined  in  this  Benefit  Election  Form  shall  have  the  same  meaning  as  indicated  in  the  Plan.

Date:                                                         Signature: